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                                                 Exhibit (99)(f)





Mr. W. Hall Wendel, Jr.
Polaris Industries Inc.
5500 Norwest Center
Minneapolis, Minnesota 55402


     RE: POLARIS INDUSTRIES INC. (THE "COMPANY")
         REGISTRATION STATEMENT ON FORM S-4


Dear Mr. Wendel:

     I hereby consent to my identification in the Proxy Statement on Form S-4 for the merger of Polaris Industries Partners, L.P. and a wholly-owned indirect subsidiary of the Company (the "Merger") as a person who has consented to serve as a director of the Company upon completion of the Merger pursuant to the Registration Statement.


                                       Very truly yours,


                                       /s/ Stephen G. Shank


Date: October 7, 1994